UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 5, 2024 (January 3, 2024)

Akili, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40558	92-3654772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 Commercial Street, Mailbox 312, Boston, MA	02109
(Address of Principal Executive Offices)	(Zip Code)

(617) 456-0597

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AKLI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2024, Santosh Shanbhag submitted his resignation as Chief Financial Officer and Treasurer of Akili, Inc. (the “Company”), and as principal financial officer (“PFO”) and principal accounting officer (“PAO”) of the Company, in each case effective as of January 12, 2024 (the “Effective Date”), to pursue another business opportunity. Mr. Shanbhag’s resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Matthew Franklin, the Company’s President and Chief Executive Officer, will assume the duties of PFO and PAO of the Company on the Effective Date.

Mr. Franklin, 50, has served as the Company’s President and Chief Executive Officer and a member of the Company’s board of directors since October 2023. Prior to that, he served as the Company’s President and Chief Operating Officer from August 2022 to October 2023. Mr. Franklin served in the same capacity at legacy Akili from June 2022 until August 2022. Prior to joining the Company, from January 2021 to June 2022, Mr. Franklin served as General Manager of the Precision Oncology business unit at Exact Sciences Corp., a publicly traded molecular diagnostics company. From March 2020 to January 2021, Mr. Franklin served as Chief Commercial Officer of Thrive Earlier Detection Corp., a healthcare company, where he led the go-to-market strategy development for their multi-cancer early detection assay. From August 2018 to January 2020, Mr. Franklin served as Chief Business Officer of ArcherDX Inc., a growth-stage molecular diagnostics company, where he was responsible for establishing and scaling the global sales, customer support, marketing, market access, business development and corporate development teams. From March 2015 to July 2018, Mr. Franklin served as Senior Vice President of Global Marketing and Clinical Product Strategy of Foundation Medicine Inc., a molecular insights company which was acquired by Roche Holdings, Inc. in 2018. Mr. Franklin holds a B.A. in English Literature from Northwestern University and an MBA from the University of Michigan, Ann Arbor.

There are no arrangements or understandings between Mr. Franklin and any other person pursuant to which he will assume the duties of PFO and PAO of the Company. Mr. Franklin previously entered into an indemnification agreement on the Company’s standard form, a copy of which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-40558) on August 23, 2022. Other than Mr. Franklin’s employment arrangement with the Company, there have been no related party transactions between the Company and Mr. Franklin that would be reportable under Item 404 (a) of Regulation S-K. Mr. Franklin has no family relationship with any of the executive officers or directors of the Company. Mr. Franklin will not be eligible for any additional compensation as part of his new PFO and PAO duties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akili, Inc.

By:	/s/ Matthew Franklin
Name:	Matthew Franklin
Title:	Chief Executive Officer

Date: January 5, 2024